UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 2, 2020

Twitter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1355 Market Street, Suite 900
San Francisco, California 94103
(Address of principal executive offices, including zip code)
(415) 222-9670
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	TWTR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

Management Structure Committee of the Board Conclusions; Elimination of Staggered Board;
Company to Begin Authorized Share Repurchase Program
Earlier this year, in connection with a cooperation letter agreement with Elliott Investment Management, the Board of Directors (the “Board”) of Twitter, Inc. (“Twitter”) formed an independent committee (the “Management Structure Committee”) to build on the Board’s regular evaluation of Twitter’s leadership and Board structure, evaluate the CEO succession plan, and make recommendations consistent with corporate governance best practices with respect to the elimination of Twitter’s Company’s staggered board. The Committee’s conclusions follow the Board’s ongoing initiatives to implement corporate governance best practices, including this year’s decisions to install an independent Chair of the Board and to continue improving Board diversity.
Patrick Pichette, the Independent Chair of the Board, was chair of the Management Structure Committee, and independent directors Jesse Cohn, Egon Durban, Martha Lane Fox, David Rosenblatt and Bret Taylor were members. The Committee agreed to report on its evaluation to the Board any considerations or recommended changes, and to conclude its work and share the results publicly before the end of the year.
The Management Structure Committee reported to the Board that it had concluded its work and gave the following recommendations, which the Board accepted:
•Classified Board. Twitter will add a proposal to the 2021 annual meeting of stockholders to amend Twitter’s Certificate of Incorporation and Bylaws to eliminate its classified board structure. The Board will recommend that stockholders vote in favor of this proposal. At each election following the 2021 annual meeting of stockholders, Twitter’s directors will be elected for a one-year term. Directors who have multiple-year terms will continue to serve those terms until they expire.
•Current Management Structure. Assessed the current management structure, new operating plan and procedures put in place by the Company’s CEO, as well as the Company’s significantly improving product, operational and financial performance through the most recently reported quarter. The Committee expressed its confidence in management and recommended that the current structure remain in place.
•CEO Succession Plan. Working with the Company’s CEO, updated the CEO succession plan in line with best practices. The Nominating and Corporate Governance Committee will continue with its responsibilities to oversee the succession plan.
The Board will continue to evaluate Company and management performance according to a range of factors, including the Company's operating plan and established milestones.
In addition, the Company is pleased to share that its previously-authorized share repurchase program will commence this quarter. Details will be provided in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

By:	/s/ Vijaya Gadde
Vijaya Gadde Chief Legal Officer

Date: November 2, 2020